Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

June 17, 2013

Commissioners:

We have read the statements made by Stein Mart, Inc. (the “Company”) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of the Company dated June 11, 2013. We agree with the statements concerning our Firm under Item 4.01(a) of such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, Bank of America Building, 50 North Laura Street, Suite 3000, Jacksonville, FL 32202

T: (904)354-0671, F: (904)366-3678, www.pwc.com/us